                                                                     EXHIBIT 4.3



NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED CONVERTIBLE DEBENTURE AND CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 18, 1997, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF YES! ENTERTAINMENT CORPORATION.


                         YES! ENTERTAINMENT CORPORATION

                                    WARRANT
                                    -------

                              Dated March 18, 1997


     YES! ENTERTAINMENT CORPORATION, a Delaware corporation (the "Company"),
hereby certifies that, for value received, [           ], a corporation
organized and existing under the laws of Nevis, West Indies or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to
purchase from the Company from time to time up to a total of [     ] shares of
Common Stock, par value $.001 per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price per share equal to the lesser of (a) $7.875 or (b) 125% of the average of the lowest Per Share Market Values (as defined below) for any five (5) consecutive Trading Days (as defined below) during the sixty (60) Trading Days following the date hereof, (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time after the date hereof and until and including March 18, 2002 (the "Expiration Date"), and subject to the terms and conditions set forth in this Warrant.

          For purposes of calculating the Exercise Price, the following definitions shall apply:

          "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid price on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock in the Nasdaq SmallCap Market, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the Holder, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holder; provided, however, that the Company, after receipt of the determination by such
--------  --------
Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASDAQ Stock Market, or (c) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).


      1.  Registration of Warrant.  The Company shall register this Warrant,
          -----------------------
upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

      2.  Registration of Transfers and Exchanges.
          ---------------------------------------

          a. The Company shall register or instruct the Transfer Agent (as such term is defined in the Book Entry Transfer Agreement, dated as of January 28, 1997 (the "Transfer Agent Agreement") between the Company, the original Holder and the transfer agent of the Company) to register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at the office specified in or pursuant to
Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.

          b. This Warrant is exchangeable, upon the surrender hereof by the Holder to the Transfer Agent or at the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

      3.  Duration and Exercise of Warrants.
          ---------------------------------

          a. This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M., New York time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          b. Subject to Sections 2(b), 4 and 8, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Transfer Agent at The First National Bank of Boston, 435 Tasso Street, Suite 250, Palo Alto, California 94301, Attention: Dennis Roy ((415) 853-1409) or to Company at its office at 3875 Hopyard Road, Pleasanton, CA 94588,
Attention: Chief Financial Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 days thereafter) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than legends that may be required in the opinion of the Company's counsel in the event at such time there is not an effective Registration Statement (as defined in the Registration Rights Agreement, dated January 28, 1997, between the Company, Infinity Investors Limited, a corporation organized and existing under the laws of Nevis, West Indies and Fairway Capital Limited, a corporation organized and existing under the laws of Nevis, West Indies). Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

          A "Date of Exercise" means the date on which the Transfer Agent or the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

          c. This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares so long as at least 10,000 Warrant Shares are purchased in any one exercise. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.


      4.  Payment of Taxes.  The Company will pay all documentary stamp taxes
          ----------------
attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

      5.  Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or
          ----------------------
destroyed, the Company may in its discretion issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


      6.  Reservation of Warrant Shares.  The Company covenants that it will at
          -----------------------------
all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 7). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable.


      7.  Certain Adjustments.  The Exercise Price and number of Warrant Shares
          -------------------
issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7. Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          a. If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as such term is defined in the Debenture) payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          b. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          c. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of
----------
the Warrants then outstanding.

          d. Except for rights and warrants issued by the Company to key employees or in connection with Company matching contributions pursuant to the Company's 401(k) plan or other employee stock purchase plan, if, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock to all holders of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principals) multiplied by the Exercise Price, and
(B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principals).

          e. For the purposes of this Section 7, the following clauses shall also be applicable:

             1.  Record Date.  In case the Company shall take a record of the
                 -----------
holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             2.  Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          f. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          g. Whenever the Exercise Price is adjusted pursuant to Section 7(c) above or Section 7(i) below, the Company, after receipt of the determination by the Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each Appraiser. The Company shall promptly mail or cause to be mailed to each Holder, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such adjustment shall become effective immediately after the record date mentioned above; provided, however, that no such adjustment of the
                             --------  -------
Exercise Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Exercise Price to more than the Exercise Price then in effect. All determinations with respect to adjustments by the Company hereunder shall be made by the Board of Directors in good faith.

          h.        If:

                    1. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                    2. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                    3. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                    4. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                    5. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up;

provided, however, that the failure to mail such notice or any defect therein or
--------  -------
in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

             i. If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if any time such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Holders of majority in interest of this Warrant shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in Section 7(e)), of the Exercise Price (including, if necessary, any adjustment as to the Warrant Shares to be purchased upon exercise of this Warrant) and any distribution which is or would be required to be preserved without diluting the rights of the Holders.

      8.  Fractional Shares.  The Company shall not be required to issue or
          -----------------
cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (a) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (b) shall round the number of Warrant Shares issuable, up to the next whole number of such shares.

      9.  Notices.  Any and all notices or other communications or deliveries
          -------
hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to YES! ENTERTAINMENT CORPORATION, 3875 Hopyard Road, Pleasanton, CA 94558, Attention: Chief Financial Officer, or to facsimile no.
(510) 734-0997, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 9.

      10. Warrant Agent.
          -------------

          a. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company and the Holder may appoint a new warrant agent.

          b. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the register maintained by the warrant agent pursuant to this Warrant.

      11. Miscellaneous.
          -------------

          a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

          b. Subject to Section 11(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company, the Holder and any registered holder of Warrant Shares any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company, the Holder and any other registered holder of Warrant Shares.

          c. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

          d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                         YES! ENTERTAINMENT CORPORATION



                         By:______________________________________
                         Name: Donald D. Kingsborough
                         Title: Chief Executive Officer

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To YES! Entertainment Corporation:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _____________ shares of Common Stock ("Common Stock"), par value $.001 per share, of YES! Entertainment Corporation and encloses herewith $________ in cash (or encloses herewith evidence of payment of such sum), which sum represents the Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                PLEASE INSERT SOCIAL SECURITY OR
                TAX IDENTIFICATION NUMBER


                _______________________________________________________________

_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

_______________________________________________________________________________


     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

_______________________________________________________________________________

Dated: ___________, _____
       Name of Holder:


       (Print) ________________________________________________________________

       (By:) __________________________________________________________________

       (Title:) _______________________________________________________________

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of YES! ENTERTAINMENT CORPORATION to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of YES! ENTERTAINMENT CORPORATION with full power of substitution in the premises.

Dated:

_______________, ____


                         ___________________________________________________
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                         ___________________________________________________
                         Address


In the presence of:


__________________________